EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
PNC CPAS
CONSENT OF INDEPENDENT ACCOUNTANTS
Board of Directors
Express-1 Expedited Solutions, Inc.
Saint Joseph, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112899) of Express-1 Expedited Solutions, Inc. of our report dated March 27, 2009, relating to the consolidated financial statements of Express-1 Expedited Solutions, Inc., which appear in Express-1 Expedited Solutions, Inc.’s Form 10-K for the year ended December 31, 2008, filed with the United States Securities and Exchange Commission on March 27, 2009.
/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
March 27, 2009